LB-UBS COMMERCIAL MORTGAGE

LB-UBS COMMERCIAL MORTGAGE

TRUST 2007-C6

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-C6

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, X-W, A-M, A-J, B, C, D, E and F

$ 2,703,385,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

UBS SECURITIES LLC

UBS SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

LEHMAN BROTHERS

LEHMAN BROTHERS

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE OFFERED CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE OFFERED CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC., UBS SECURITIES LLC , BANC OF AMERICA SECURITIES LLC OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

Table of Contents

Transaction Highlights

Transaction Highlights

Structural Highlights

Collateral Pool Highlights

Significant Mortgage Loans

Investor Reporting

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

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Structural Highlights

Structural Highlights

Offered Certificates(1)

Structural Highlights

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Class A-AB(2)

Loan Group 1

Approximately $2,556,088,764

Commercial and Multifamily Loans

Loan Group 2

Approximately $422,847,950

Multifamily and Mobile<br/>Home Park Loans

Class A-1A(3)

Class X-W(5)

Class A-J

Class A-M

Class A-3(2)

Class A-1(2)

Class A-2(2)

Class A-4(2)

Class X-CP(4)

# Structural Highlights

Structural Highlights

## Offered Certificates[1]

1. *The foregoing table is not drawn to reflect the relative sizes of classes.*
2. *100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal with respect to the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL Certificates, as a collective whole, prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and Class A-1A Certificates will be pro rata.*
3. *100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to make any distributions of principal with respect to the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4 and A-4FL Certificates, as a collective whole, unless and until Classes A-M through T have all been reduced to zero, in which case, distributions of principal on the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and Class A-1A Certificates will be pro rata.*
4. *The Class X-CP Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B and C Certificates.*
5. *The Class X-W Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.*

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Structural Highlights

Bond Structure

Structural Highlights

# Structural Highlights

Structural Highlights

## Bond Structure (cont.)

1. The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II and R-III Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.
2. The allocations of total principal balance between the A-2 and A-2FL Classes, between the A-3 and A-3FL Classes, between the A-4 and A-4FL Classes, between the A-M and A-MFL Classes and between the A-J and A-JFL Classes, respectively, will be determined by market demand up to the amount indicated for the respective class of Offered Certificates.
3. Represents total notional amount which is to be determined. The total notional amount of the Class X-CP Certificates will initially equal specified portions of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B and C Certificates. The total notional amounts of the Class X-CL and X-W Certificates will, in the case of each of those Classes, equal specified portions of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates. The total notional amount of the Class X-CL and X-W Certificates will equal 100% of the total principal balance of the Class A-1 through T Certificates. The Class X-CL, X-CP and X-W Certificates do not have principal balances. See "Description of the Offered Certificates—General" in the Offering Prospectus.
4. Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance, except that the credit support provided by or to a Floating Rate Class is based solely on the corresponding REMIC regular interest. Payments by the swap provider under the swap agreement for any Floating Rate Class will not provide credit support to any other Class of Certificates, and no other Class of Certificates will provide credit support to any Floating Rate Class for a default on the part of the swap provider under any swap agreement.
5. Presented on an aggregate basis for the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-4, A-4FL and A-1A Certificates.
6. Presented on an aggregate basis for the Class A-M and A-MFL Certificates.
7. Presented on an aggregate basis for the Class A-J and A-JFL Certificates.
8. To be determined ("TBD"). The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the weighted average from time to time of certain net interest rates on the Mortgage Loans (the "Pool WAC"); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See "Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates" in the Offering Prospectus.
9. The Class X-CL, X-CP and X-W Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates, which may be different for each such class. See "Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates" in the Offering Prospectus.
10. For so long as the swap agreement for any Floating Rate Class is in effect and there is no event of default thereunder, that Floating Rate Class will accrue interest on an actual/360 basis at a LIBOR-based rate. Otherwise that Floating Rate Class will convert to accruing interest on a 30/360 basis at the same pass-through rate for the corresponding REMIC regular interest. Each REMIC regular interest corresponding to a Floating Rate Class will accrue interest at one of the pass-through rates described in footnote (8) above.
11. Calculated assuming, among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.
12. Represents the weighted average life of each dollar reduction in notional amount.
13. Represents period over which the notional amount will be reduced to zero.

10

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

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See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

As of the Cut-Off Date.

Percent of Initial Mortgage Pool Balance.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

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Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes two Mortgage Loans (representing 5.4% of the Initial Mortgage Pool Balance) that S&P, Fitch and/or Moody’s have confirmed have, in the context of its inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such one Mortgage Loan, the “Investment Grade Loan”).

The Mortgage Pool includes two Mortgage Loans (representing 5.4% of the Initial Mortgage Pool Balance) that S&P, Fitch and/or Moody’s have confirmed have, in the context of its inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such one Mortgage Loan, the “Investment Grade Loan”).

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, five Mortgage Loans, representing 28.1% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the Innkeepers Portfolio Loan Combination, Potomac Mills Loan Combination, Och-Ziff Retail Portfolio Loan Combination, Bear Canyon Loan Combination and Addison Tower Loan Combination are outlined on the following pages.

Collateral Pool Highlights

Pool Composition

The Loan Combination secured by the portfolio of the mortgaged real properties identified in the Offering Prospectus as Innkeepers Portfolio (that Loan Combination, the “Innkeepers Portfolio Loan Combination”) consists of two loans: (a) the “Innkeepers Portfolio Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $412,701,271, and (b) the “Innkeepers Portfolio Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $412,701,271.

The Loan Combination secured by the portfolio of the mortgaged real properties identified in the Offering Prospectus as Innkeepers Portfolio (that Loan Combination, the “Innkeepers Portfolio Loan Combination”) consists of two loans: (a) the “Innkeepers Portfolio Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $412,701,271, and (b) the “Innkeepers Portfolio Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $412,701,271.

The entire Innkeepers Portfolio Loan Combination is secured by a mortgage which encumbers Innkeepers Portfolio.

The entire Innkeepers Portfolio Loan Combination will be serviced under the series 2007-C6 pooling and servicing agreement by the Master Servicer and the Special Servicer.

The Innkeepers Portfolio Note A-2 Pari Passu Non-Trust Loan will not be included in the Trust Fund.

The Innkeepers Portfolio Loan Combination is subject to the terms of an Intercreditor and Servicing Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Innkeepers Portfolio Loan Combination

Innkeepers Portfolio

Innkeepers Portfolio

($825.4m)

Innkeepers Portfolio Note A-2 Pari Passu Non-Trust Loan

($412.7m)

Innkeepers Portfolio Note A-1 Pari Passu Mortgage Loan

($412.7m)

LB-UBS 2007-C6

LB-UBS 2007-C6

To Be Securitized

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Potomac Mills (that Loan Combination, the “Potomac Mills Loan Combination”) consists of two loans: (a) the “Potomac Mills Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $246,000,000, and (b) the “Potomac Mills Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $164,000,000.

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Potomac Mills (that Loan Combination, the “Potomac Mills Loan Combination”) consists of two loans: (a) the “Potomac Mills Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $246,000,000, and (b) the “Potomac Mills Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $164,000,000.

The entire Potomac Mills Loan Combination is secured by a mortgage which encumbers Potomac Mills.

The entire Potomac Mills Loan Combination will be serviced under the Wachovia 2007-C33 pooling and servicing agreement.

The Potomac Mills Note A-2 Pari Passu Non-Trust Loan will not be included in the Trust Fund.

The Potomac Mills Loan Combination is subject to the terms of a Co-Lender and Servicing Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Potomac Mills Loan Combination

Potomac Mills

Potomac Mills

($410.0m)

Potomac Mills Note A-2 Pari Passu Non-Trust Loan

($164.0m)

Potomac Mills Note A-1 Pari Passu Mortgage Loan

($246.0m)

LB-UBS 2007-C6

LB-UBS 2007-C6

Wachovia 2007-C33

Wachovia 2007-C33

The Loan Combination secured by the portfolio of the mortgaged real properties identified in the Offering Prospectus as Och-Ziff Retail Portfolio (that Loan Combination, the “Och-Ziff Retail Portfolio Loan Combination”) consists of two loans: (a) the “Och-Ziff Retail Portfolio Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $144,000,000, and (b) the “Och-Ziff Retail Portfolio Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $140,000,000.

The Loan Combination secured by the portfolio of the mortgaged real properties identified in the Offering Prospectus as Och-Ziff Retail Portfolio (that Loan Combination, the “Och-Ziff Retail Portfolio Loan Combination”) consists of two loans: (a) the “Och-Ziff Retail Portfolio Note A-1 Pari Passu Mortgage Loan” which will be included in the Trust Fund, with a Cut-Off Date principal balance of $144,000,000, and (b) the “Och-Ziff Retail Portfolio Note A-2 Pari Passu Non-Trust Loan”, with a Cut-Off Date principal balance of $140,000,000.

The entire Och-Ziff Retail Portfolio Loan Combination is secured by a mortgage which encumbers Och-Ziff Retail Portfolio.

The entire Och-Ziff Retail Portfolio Loan Combination will be serviced under the Merrill Lynch Mortgage Trust 2007-C1 pooling and servicing agreement.

The Och-Ziff Retail Portfolio Note A-2 Pari Passu Non-Trust Loan will not be included in the Trust Fund.

The Och-Ziff Retail Portfolio Loan Combination is subject to the terms of a Co-Lender and Servicing Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Och-Ziff Retail Portfolio Loan Combination

Och-Ziff Retail Portfolio

Och-Ziff Retail Portfolio

($284.0m)

Och-Ziff Retail Portfolio Note A-2 Pari Passu Non-Trust Loan

($140.0m)

Och-Ziff Retail Portfolio Note A-1 Pari Passu Mortgage Loan

($144.0m)

LB-UBS 2007-C6

LB-UBS 2007-C6

ML 2007-C1

ML 2007-C1

# Collateral Pool Highlights

Collateral Pool Highlights

## Bear Canyon Loan Combination

- The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Bear Canyon (that property, the "Bear Canyon Mortgaged Property" and that Loan Combination, the "Bear Canyon Loan Combination") consists of (a) the "Bear Canyon Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Bear Canyon Subordinate Non-Trust Loan"), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the Bear Canyon Mortgage Loan. A Co-Lender Agreement executed between the respective holders of the Bear Canyon Mortgage Loan and the Bear Canyon Subordinate Non-Trust Loan governs the rights and obligations of those holders (the "Bear Canyon Co-Lender Agreement").



Bear Canyon Loan Combination
($28.1m)
Bear Canyon Mortgage Loan (A Note)(1)
($22.5m)
Bear Canyon Subordinate Non-Trust Loan (B Note)(2)
($5.6m)
LB-UBS 2007-C6 Trust

- The holder of the Bear Canyon Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Bear Canyon Subordinate Non-Trust Loan.[3]
- Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Bear Canyon Mortgage Loan is being specially serviced, the holder of the Bear Canyon Mortgage Loan and the holder of the Bear Canyon Subordinate Non-Trust Loan will be allocated principal payments on a *pro rata* basis, although the holder of the Bear Canyon Mortgage Loan will be entitled to receive its *pro rata* payments of principal before the holder of the Bear Canyon Subordinate Non-Trust Loan receives its payments.[3]

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1. *"A Note" evidences Bear Canyon Mortgage Loan. $22,500,000 is the Cut-Off Date principal balance of the A Note.*
2. *"B Note" evidences Bear Canyon Subordinate Non-Trust Loan. $5,600,000 is the Cut-Off Date principal balance of the B Note.*
3. *Subject to the terms of the Bear Canyon Co-Lender Agreement.*

22

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bear Canyon Mortgage Loan is being specially serviced, the holder of the Bear Canyon Subordinate Non-Trust Loan receives no principal or interest payments until the principal amount of the Bear Canyon Mortgage Loan has been paid in full.(1)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bear Canyon Mortgage Loan is being specially serviced, the holder of the Bear Canyon Subordinate Non-Trust Loan receives no principal or interest payments until the principal amount of the Bear Canyon Mortgage Loan has been paid in full.(1)

The Bear Canyon Subordinate Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

Bear Canyon Loan Combination (cont.)

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# Collateral Pool Highlights

Collateral Pool Highlights

## Addison Tower Loan Combination

- The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Addison Tower (that property, the "Addison Tower Mortgaged Property" and that Loan Combination, the "Addison Tower Loan Combination") consists of (a) the "Addison Tower Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Addison Tower Subordinate Non-Trust Loan"), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the Addison Tower Mortgage Loan. A Co-Lender Agreement executed between the respective holder of the Addison Tower Mortgage Loan and the Addison Tower Subordinate Non-Trust Loan governs the rights and obligations of those holders (the "Addison Tower Co-Lender Agreement").


Addison Tower Loan Combination
($11.8m)
Addison Tower Mortgage Loan (A Note)(1)
($11.1m)
LB-UBS 2007-C6 Trust
Addison Tower Subordinate Non-Trust Loan (B Note)(2)
($0.7m)

- The holder of the Addison Tower Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Addison Tower Subordinate Non-Trust Loan.[3]
- Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Addison Tower Mortgage Loan is being specially serviced, the holder of the Addison Tower Mortgage Loan and the holder of the Addison Tower Subordinate Non-Trust Loan will be allocated principal payments on a *pro rata* basis, although the holder of the Addison Tower Mortgage Loan will be entitled to receive its *pro rata* payments of principal before the holder of the Addison Tower Subordinate Non-Trust Loan receives its payments.[3]

1. *"A Note" evidences Addison Tower Mortgage Loan. $11,100,000 is the Cut-Off Date principal balance of the A Note.*
2. *"B Note" evidences Addison Tower Subordinate Non-Trust Loan. $700,000 is the Cut-Off Date principal balance of the B Note.*
3. *Subject to the terms of the Addison Tower Co-Lender Agreement.*

24

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Addison Tower Mortgage Loan is being specially serviced, the holder of the Addison Tower Subordinate Non-Trust Loan receives no principal or interest payments until the principal amount of the Addison Tower Mortgage Loan has been paid in full.(1)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Addison Tower Mortgage Loan is being specially serviced, the holder of the Addison Tower Subordinate Non-Trust Loan receives no principal or interest payments until the principal amount of the Addison Tower Mortgage Loan has been paid in full.(1)

The Addison Tower Subordinate Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

Addison Tower Loan Combination (cont.)

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Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating with respect to each indicated Mortgage Loan:

Collateral Pool Highlights

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Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Based on the subject Mortgage Loan and any related pari passu Non-Trust Loan only and without regard to any related junior Non-Trust Loan.

The related Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV are based on the entire subject Loan Combination, including any related junior Non-Trust Loan.

Collateral Pool Highlights

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2007-C6 transaction include:

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2007-C6 transaction include:

Apollo Investment Corporation

Phillips Edison Shopping Center Fund III, L.P.

The Mills Limited Partnership

Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund L.P., Och-Ziff Real Estate TE Fund L.P., Och-Ziff Real Estate Fund L.P., Och-Ziff Real Estate Sponsor Co-Investment Fund L.P. and Global Eiendom Utbetaling Norge 2007 AS

Broadway Real Estate Partners, LLC

Tishman Speyer Real Estate Venture VII, L.P.

Richard and Martin Scharf

Daniel Massry

Hartz Financial Corp.

Collateral Pool Highlights

Mortgage Loan Sellers

Collateral Pool Highlights

Conduit Origination Program:

Conduit Origination Program:

U/W NCF on all loans is based on certain underwriting assumptions made by the mortgage loan seller, including those assumptions more specifically set forth in the Offering Prospectus.

U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or, in some cases, based on an average monthly debt service payment during the amortization term.

Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based on U/W NCF and the sum of the interest-only payments that will be due during the 12-month period following the Cut-Off Date based on related mortgage interest rate and Cut-Off Date principal balance.

Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

Most borrowers are single asset entities.

Collateral Pool Highlights

Mortgage Loan Sellers

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Hard/Hotel Lockbox. With respect to hospitality properties only, cash or “over-the-counter” receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

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Escrows and related payment obligations are generally in the form of either upfront reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any such sponsor.

As of the Cut-Off Date. Excludes the Investment Grade Loans.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

Collateral Pool Highlights

Collateral Pool Highlights

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Collateral Pool Highlights

Collateral Pool Highlights

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Includes the following two investment grade loans: 100 Wall Street, with a Cut-Off Date principal balance of $117,399,060, rated BBB- by S&P; and 707 Broad Street, with a Cut-Off Date principal balance of $42,000,000 , rated AAA/AAA/Aa2 by S&P, Fitch and Moody’s, respectively.

Expressed as a percentage of the Initial Mortgage Pool Balance.

Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90% or more of the particular property.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

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Percentages based on allocated loan amount per property.

No other state represents more than 2.1% of the Initial Mortgage Pool Balance.

Multifamily component includes mobile home park properties representing 1.4% of the Initial Mortgage Pool Balance

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

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Seven loans included in this LTV range are part of the PECO Portfolio. The PECO Portfolio is comprised of 39 cross-collateralized and cross-defaulted loans with an aggregate Cut-Off Date LTV of 77.3% and Maturity LTV of 72.8%.

Significant Mortgage Loans

Significant Mortgage Loans

Significant Mortgage Loans

Significant Mortgage Loans

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Significant Mortgage Loans

Significant Mortgage Loans (cont.)

Significant Mortgage Loans

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Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date balance and the related or estimated appraised value.

Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542. The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-2 Note. The pari passu A-2 Note is not part of the Trust.

Based on a total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis. The Cut-Off Date U./W NCF DSCR based on the projected U/W NCF of $83,265,131 and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.

Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan commencing year six. U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan is 1.30x.

The PECO Portfolio Mortgage Loans are comprised of 39 cross-collateralized and cross-defaulted loans, each with substantially similar, but in some cases nominally different, terms. Twenty-four of the loans are acquisition loans and 15 of the loans are refinance loans.

Calculated based on aggregate U/W NCF and interest-only payments for the first five years and based weighted average interest rate of 6.450% calculated on an Actual/360 day basis.

Calculated based on aggregate U/W NCF and weighted average debt constant of 7.5456% commencing year six.

Calculated based on aggregate appraised value and aggregate loan amount of the 39 PECO Portfolio Mortgaged Properties and the 39 PECO Portfolio Mortgaged Loans, respectively.

The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes a Pari-Passu Loan in the aggregate principal amount of $164,000,000. The Cut-Off Date principal balance in the table above is based on the Potomac Mills Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Potomac Mills Loan Combination is $410,000,000.

U/W NCF DSCR is calculated based on aggregate annual interest-only payments of the Potomac Mills Loan Combination of $410,000,000, based on an interest rate of 5.8295% calculated on an Actual/360 day basis.

Based on the Cut-Off Date balance of the Potomac Mills Loan Combination and the appraisal dated 5/5/2007.

The Och-Ziff Retail Portfolio Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes a Pari-Passu Loan in the principal amount of $140,000,000. The Cut-Off Date principal balance in the table above is based on the Och-Ziff Retail Portfolio Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Och-Ziff Retail Portfolio Loan Combination is $284,000,000.

U/W NCF DSCR is calculated based on the aggregate annual interest-only payments of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000, based on an interest rate of 6.312% calculated on an Actual/360 day basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which tenant is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.170% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.86x.

The 100 Wall Street Mortgage Loan is rated BBB- by S&P. S&P has confirmed to us that this rating reflects an assessment that, in the context of the inclusion of the 100 Wall Street Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.250% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.57x.

Calculated based on in-place U/W NCF and interest-only payments for the first five years based an interest rate of 6.530% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.35x.

Calculated based on in-place U/W NCF and actual debt constant of 7.6085% commencing year six. The U/W NCF DSCR based on the projected U/W NCF and actual debt constant of 7.6085% commencing year six is 1.18x.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.300% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.34x.

U/W NCF and U/W NCF DSCR includes base rent for Wal-Mart calculated by averaging actual rental payments over the term of the lease. Calculated based on the U/W NCF and interest-only payments based on an interest rate of 5.679% calculated on a actual/360 day basis.

Significant Mortgage Loans

Innkeepers Portfolio

Significant Mortgage Loans

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Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542. The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-2 Note. The pari passu A-2 Note is not part of the Trust.

Based on the two Innkeepers Portfolio pari passu A Notes totaling $825,402,542.

Payments of interest only are required through and including the payment date in July 2012.

The hotel flags are Residence Inn (thirty one hotels), Courtyard by Marriot (one hotel), Towneplace Suites (one hotel), Hampton Inn (eight hotels) and Summerfield Suites (four hotels).

# Significant Mortgage Loans

Significant Mortgage Loans

## Innkeepers Portfolio (cont.)

| | |
|---|---|
| ADR: | $116.66[1] |
| RevPAR: | $88.72[2] |
| Appraised Value: | $1,173,900,000[3] (as of 4/23/2007-5/4/2007) |
| Cut-off Date LTV: | 70.3%[4] |
| Maturity LTV: | 66.4%[4] |
| U/W NCF: | $70,607,106[5] |
| U/W NCF DSCR: | 1.10x[4][6] |
| Cut-Off Date NCF DSCR: | 1.26x[4][7] |
| Ownership Interest: | Fee/Leasehold[8] |

1. *ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending 6/30/2007.*
2. *RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending 6/30/2007.*
3. *Aggregate of the as-is appraised market values of the 45 properties securing the Innkeepers Portfolio Mortgage Loan. As-is appraised market values assume completion of planned renovations.*
4. *Based on a total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the parri passu Innkeepers Portfolio Note A-2 Non-Trust Loan.*
5. *Reflects aggregate in-place underwritten net cash flow of the 45 Innkeepers Portfolio Mortgaged Properties. Projected aggregate underwritten net cash flow is $83,265,131 based on assumption of increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.*
6. *Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan commencing year six. U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan is 1.30x.*
7. *Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF of $83,265,131 (described in footnote (6) above) and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.*
8. *44 of the Innkeepers Portfolio Mortgaged Properties are fee simple interests and one property known as Courtyard Fort Lauderdale is a leasehold interest.*

39

Significant Mortgage Loans

Innkeepers Portfolio (cont.)

Significant Mortgage Loans

Significant Mortgage Loans

Innkeepers Portfolio (cont.)

Significant Mortgage Loans

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Ranked by the aggregate allocated loan amount per state.

Occupancy is average occupancy for each state based on average occupancy per property in the specified state for the trailing twelve months ending 6/30/2007, and weighted by available rooms.

Average daily rate (“ADR”) is the average ADR for each state based on average ADR per property in the specified state for the trailing twelve months ending 6/30/2007, and weighted by available rooms.

Average revenue per available room (“RevPAR”) is the average RevPAR for each state for the trailing twelve months ending 6/30/2007, and weighted by available rooms.

Significant Mortgage Loans

PECO Portfolio

Significant Mortgage Loans

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The PECO Portfolio Mortgage Loans are comprised of 39 cross-collateralized and cross-defaulted loans, each with substantially similar, but in some cases nominally different, terms. Twenty-four of the loans are acquisition loans and 15 of the loans are refinance loans.

Weighted average interest rate for the PECO Portfolio Mortgage Loans based on interest rates for the individual loans ranging from 6.380% to 6.710% and weighted by loan amounts.

Thirty-three of the PECO Portfolio Mortgage Loans are for a term of 10 years and six of the PECO Portfolio Mortgage Loans are for a term of nine years and 11 months.

Payments of interest only are required with respect to 33 of the PECO Portfolio Mortgage Loans through and including the payment date in July 2012 and with respect to six of the PECO Portfolio Mortgage Loans, through September 2012.

Significant Mortgage Loans

PECO Portfolio (cont.)

Significant Mortgage Loans

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# Significant Mortgage Loans

Significant Mortgage Loans

## PECO Portfolio (cont.)

1. *Ranked by approximate square feet of tenants in 39 properties of the PECO Portfolio Mortgaged Properties.*
2. *The percentages of total square feet are based on the aggregate square footage of the entire PECO Portfolio Mortgaged Properties.*
3. *The percentages of total base revenues are based on the aggregate underwritten base rental revenues of the 39 PECO Portfolio Mortgaged Properties, excluding any vacant lease-up revenue assumptions.*
4. *Reflects in-place base rent of individual property.*
5. *Credit ratings are by S&P, Fitch and Moody's, respectively, and may reflect the parent company rating (even though the parent may have no obligations under the related lease) if tenant is not rated.*
6. *Tops Markets / Supermarket is located at the following properties: Henrietta Plaza, Tops Plaza-Depew, Tops Plaza-Cortland Staples, Tops Plaza-Erie and University Plaza-Amherst.*
7. *Bi-Lo, Inc. is located at the following properties: Shoppes at Citiside, Cedar Springs Crossing, Bi-Lo Center-Asheville, North Aiken Bi-Lo Center, Concord Crossing and Redbud Commons.*
8. *Publix Supermarket is located at the following properties: Columbia Promenade, Lakeview Plaza, Houston Square and Kensington Place.*
9. *K-Mart is located at the following properties: Habersham Village and Westdale Plaza.*
10. *Winn-Dixie Stores is located at the following properties: Bridgewater Marketplace, Lake Olympia Square and Silver Hill.*
11. *Tops Markets' lease expiration includes 55,000 square feet expiring on 3/31/2009 at University Plaza-Amherst, 76,006 square feet expiring on 10/31/2013 at Henrietta Plaza, 77,000 square feet expiring on 4/30/2016 at Tops Plaza-Cortland, 77,500 square feet expiring on 9/30/2016 at Tops Plaza-Depew and 77,000 square feet expiring on 12/31/2016 at Tops Plaza-Erie.*
12. *Bi-Lo's lease expiration includes 42,680 square feet expiring on 11/1/2014 at Concord Crossing, 42,104 square feet expiring 6/1/2021 at Bi-Lo Center-Asheville, 46,673 square feet expiring on 9/1/2021 at Cedar Spring Crossing, 42,104 square feet expiring on 7/1/2022 at North Aiken Bi-Lo Center, 46,904 square feet expiring on 10/1/2022 at Shoppes at Citiside and 47,980 square feet expiring on 3/1/2024 at Redbud Commons.*
13. *Publix Supermarket's lease expiration includes 55,999 square feet expiring on 2/1/2014 at Houston Square, 37,888 square feet expiring on 12/1/2017 at Lakeview Plaza, 46,624 square feet expiring on 2/1/2019 at Kensington Place and 44,270 square feet expiring on 10/1/2020 at Columbia Promenade.*
14. *K-Mart's lease expiration includes 82,832 square feet expiring on 11/30/2010 at Habersham Village and 86,479 square feet expiring on 10/31/2013 at Westdale Plaza.*
15. *Winn-Dixie Stores's lease expiration includes 44,595 square feet expiring on 6/26/2010 at Silver Hill, 44,000 square feet expiring on 6/1/2015 at Lake Olympia Square and 44,000 square feet expiring on 12/1/2018 at Bridgewater Marketplace.*
16. *Based on total square feet of the 39 properties of the PECO Portfolio Mortgaged Properties.*
17. *Based on aggregate underwritten base rental revenue of the PECO Portfolio Mortgaged Properties excluding any vacant lease-up revenue assumptions.*
18. *Includes any month-to-month tenants.*

44

Significant Mortgage Loans

PECO Portfolio (cont.)

Significant Mortgage Loans

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Aggregate of the appraised values of the 39 PECO Portfolio Mortgaged Properties.

Calculated based on aggregate appraised value and aggregate loan amount of the 39 PECO Portfolio Mortgaged Properties and the 39 PECO Portfolio Mortgaged Loans, respectively. Mortgaged Loans.

Reflects aggregate underwritten net cash flow for the 39 PECO Portfolio Mortgaged Properties.

Calculated based on aggregate U/W NCF and weighted average debt constant of 7.5456% commencing year six.

Calculated based on aggregate U/W NCF and interest-only payments for the first five years and based weighted average interest rate of 6.450% calculated on an Actual/360 day basis.

Fee simple interest in 37 of the PECO Portfolio Mortgaged Properties and two leasehold interests in the PECO Portfolio Mortgage Properties known as Eastridge Crossing, Hendersonville, NC and University Plaza, Amherst, NY.

Significant Mortgage Loans

Potomac Mills

Significant Mortgage Loans

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The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes a Pari-Passu Loan in the aggregate principal amount of $164,000,000. The Cut-Off Date principal balance in the table above is based on the Potomac Mills Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Potomac Mills Loan Combination is $410,000,000.

Loan Per Square Foot is based on the $410,000,000 Potomac Mills Loan Combination and total collateral square footage (1,498,570 square feet), which includes Costco Wholesale Corporation (“Costco”) which owns its own improvements and ground leases its pad from the related borrower.

Collateral consists of 1,498,570 square feet, which includes Costco, which owns its own improvements and ground leases their pad from the related borrower. Therefore, the pad, but not the improvements are part of the collateral.

The occupancy percentage is inclusive of the Costco space and is based on the total space (1,498,570 square feet) as of the rent roll dated 5/1/2007.

Significant Mortgage Loans

Potomac Mills (cont.)

Significant Mortgage Loans

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Credit ratings for anchors are by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. NR means not rated. Costco owns its own improvements and ground leases its pad from the related borrower. The TJX Companies, Inc., the parent company of Marshalls, Inc., guarantees the lease. The property also includes an 80,000 square foot pad occupied by Burlington Coat Factory, which owns its own pad and improvements, and is therefore not part of the collateral.

Anchor sales are estimates as reported by the borrower for the year ending 12/31/2006.

Ranked by approximate square feet.

Significant Mortgage Loans

Significant Mortgage Loans

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Based on the Cut-Off Date and Maturity Date balances of the Potomac Mills Loan Combination and the appraisal dated 5/5/2007.

Potomac Mills (cont.)

Och-Ziff Retail Portfolio

Significant Mortgage Loans

Significant Mortgage Loans

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The Och-Ziff Retail Portfolio Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes a Pari-Passu Loan in the principal amount of $140,000,000. The Cut-Off Date principal balance in the table above is based on the Och-Ziff Retail Portfolio Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Och-Ziff Retail Portfolio Loan Combination is $284,000,000.

Loan per square foot is based on the $284,000,000 Och-Ziff Retail Portfolio Loan Combination.

Significant Mortgage Loans

Significant Mortgage Loans

Och-Ziff Retail Portfolio (cont.)

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Credit ratings for anchors are by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. Publix is in occupancy at various properties within the portfolio, with expiration dates as follows: 56,000 square feet (CP Hunter’s Creek expires on 11/18/2012), 44,840 square feet (CS Clay expires on 1/31/2024) and 42,112 square feet (CP Burnt Store expires on 4/25/2010).

Ranked by approximate square feet.

Calculated based on aggregate portfolio net rentable area.

Based on in-place underwritten base rental revenues.

Significant Mortgage Loans

Significant Mortgage Loans

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Aggregate of the appraised values for the eleven Och-Ziff Retail Portfolio Mortgaged Properties.

U/W NCF is the aggregate of the eleven Och-Ziff Retail Portfolio Mortgaged Properties.

Och-Ziff Retail Portfolio (cont.)

Significant Mortgage Loans

One Sansome Street

Significant Mortgage Loans

Significant Mortgage Loans

One Sansome Street (cont.)

Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Citigroup North America’s lease expiration includes 109,478 square feet expiring 12/31/2011 and 46,758 square feet expiring 6/30/2013.

Smith Barney’s lease expiration includes 31,148 square feet expiring 4/30/2015 and 15,695 square feet expiring 9/30/2010.

Lumetra’s lease expiration includes 29,758 square feet expiring 12/31/2009 and 14,792 square feet expiring 11/30/2009.

Based on in-place underwritten base rental revenue.

Significant Mortgage Loans

One Sansome Street (cont.)

Significant Mortgage Loans

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Reflects in-place U/W NCF. U/W NCF is projected to be $16,233,764 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 84,623 square feet upon building remeasurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.

Significant Mortgage Loans

100 Wall Street

Significant Mortgage Loans

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Significant Mortgage Loans

100 Wall Street (cont.)

Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Based on in-place underwritten base rental revenue.

Significant Mortgage Loans

100 Wall Street (cont.)

Significant Mortgage Loans

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Reflects in-place U/W NCF. U/W NCF is projected to be $11,651,972 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 27,168 square feet upon building remeasurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.

Significant Mortgage Loans

McCandless Towers

Significant Mortgage Loans

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Significant Mortgage Loans

McCandless Towers (cont.)

Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

McAfee, Inc. leases 97.3% of McCandless Tower II and has sublet approximately 113,344 square feet of its space to various sub-tenants and continues to occupy 95,024 square feet of its leased space. McAfee remains fully responsible for its all of its obligations and terms and conditions under its lease.

The Wayne Mascia Associates lease provides for one, five year renewal option at market rent but no less than prior base rent.

The Marubeni America Corporation lease provides for one, four year renewal option a 95% of market rent but no less than prior base rent.

The A.T. Kearney lease provides for one, 30 day extension at same rent at time of extension or a five year renewal option at 95% of market rent but no less than prior base rent.

Significant Mortgage Loans

McCandless Towers (cont.)

Significant Mortgage Loans

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Reflects in-place U/W NCF. U/W NCF is projected to be $10,440,573 based on assumed mark-to-market rent adjustments applied to above or below-market office tenant leases, projected increase of building square footage by approximately 4,607 square feet upon building re-measurement and the additional rent related to that square footage at current market rents and certain other lease-up assumptions.

Calculated based on in-place U/W NCF and actual debt constant of 7.6085% commencing year six. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) and actual debt constant of 7.6085% commencing year six is 1.18x.

Significant Mortgage Loans

McCandless Towers (cont.)

Significant Mortgage Loans

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Significant Mortgage Loans

Greensboro Park

Significant Mortgage Loans

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Significant Mortgage Loans

Greensboro Park (cont.)

Significant Mortgage Loans

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Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P, Fitch and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Based on in-place underwritten base rental revenue.

Significant Mortgage Loans

Greensboro Park (cont.)

Significant Mortgage Loans

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Reflects the as-is appraised market value. The stabilized appraised market value as of 11/1/2007 is $172,900,000 based upon reaching a stabilized occupancy of 93.0%. Based on this stabilized value, the Cut-Off Date LTV and the Maturity LTV are both 63.0%, respectively.

Reflects in-place U/W NCF. U/W NCF is projected to be $9,292,422 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 10,107 square feet upon building remeasurement and additional rent related to that square footage at current market rents and certain other lease-up assumptions.

Significant Mortgage Loans

Islandia Shopping Center

Significant Mortgage Loans

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Significant Mortgage Loans

Islandia Shopping Center (cont.)

Significant Mortgage Loans

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Wal-Mart owns its own improvements and ground leases its pad from the borrower.

Anchor sales for Stop & Shop is estimated as reported by the borrower for the year ended 12/31/2005 and calculated based on 55,500 square feet of space, which is non-inclusive of expansion space. Wal-Mart is not required to report sales figures.

Ranked by approximate square feet.

Significant Mortgage Loans

Islandia Shopping Center (cont.)

Significant Mortgage Loans

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Based on the Cut-Off Date and Maturity Date balances and the appraisal dated 4/19/2007.

U/W NCF and U/W NCF DSCR includes base rent for Wal-Mart calculated by averaging actual rental payments over the term of the lease.

Significant Mortgage Loans

Westview Shopping Center

Significant Mortgage Loans

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As of the Cut-Off Date.

Significant Mortgage Loans

Westview Shopping Center (cont.)

Significant Mortgage Loans

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Lowe’s Home Centers, Inc. and Sam’s Club lease their pads and own their respective improvements; therefore, such improvements are not part of the collateral.

Significant Mortgage Loans

Significant Mortgage Loans

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Appraised Value and Cut-Off Date LTV are based on the stabilized value as of 12/1/2008. Such value is based upon the assumption that all costs associated with converting the 34,997 square foot vacant space previously occupied as a theatre into an anchor unit are completed. Per the appraiser, the total cost estimate is approximately $1,749,800. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $1,749,850 for tenant improvements and leasing commissions associated with the former theatre space. Additionally, the related borrower executed a master lease for the 34,997 square foot space and also posted a letter of credit ($2,246,883) that includes, among other things, three years of rent and reimbursements for such space.

U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,176 square feet of space under master leases. At the closing of the mortgage loan, the related borrower posted a letter of credit in the amount of $2,246,883, representing approximately three years of rent and reimbursements for the space under the master leases (in addition to one year of rent for space leased as a management office).

Westview Shopping Center (cont.)

Significant Mortgage Loans

Top Ten Loans

Significant Mortgage Loans

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Significant Mortgage Loans

Significant Mortgage Loans

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Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value.

Reflects the Innkeepers Portfolio Mortgage Loan only, which is part of the Innkeepers Portfolio Loan Combination of $825,402,542. The amount of $825,402,542 is comprised of two pari passu A Notes consisting of the Innkeepers Portfolio Mortgage Loan and the pari passu A-2 Note. The pari passu A-2 Note is not part of the Trust.

Based on a total loan amount of $825,402,542 that includes the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the first five years based on interest rate of 6.7125% calculated on an Actual/360 day basis. The Cut-Off Date U./W NCF DSCR based on the projected U/W NCF of $83,265,131 and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.48x.

Calculated based on aggregate in-place U/W NCF and annual debt constant of 7.7533% for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan commencing year six. U/W DSCR based on projected aggregate underwritten net cash flow for the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Note A-2 Non-Trust Loan is 1.30x.

The PECO Portfolio Mortgage Loans are comprised of 39 cross-collateralized and cross-defaulted loans, each with substantially similar, but in some cases nominally different, terms. Twenty-four of the loans are acquisition loans and 15 of the loans are refinance loans.

Calculated based on aggregate U/W NCF and interest-only payments for the first five years and based weighted average interest rate of 6.450% calculated on an Actual/360 day basis.

Calculated based on aggregate U/W NCF and weighted average debt constant of 7.5456% commencing year six.

Calculated based on aggregate appraised value and aggregate loan amount of the 39 PECO Portfolio Mortgaged Properties and the 39 PECO Portfolio Mortgaged Loans, respectively.

The Potomac Mills Mortgage Loan is part of the Potomac Mills Loan Combination that also includes a Pari-Passu Loan in the aggregate principal amount of $164,000,000. The Cut-Off Date principal balance in the table above is based on the Potomac Mills Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Potomac Mills Loan Combination is $410,000,000.

U/W NCF DSCR is calculated based on aggregate annual interest-only payments of the Potomac Mills Loan Combination of $410,000,000, based on an interest rate of 5.8295% calculated on an Actual/360 day basis.

Based on the Cut-Off Date balance of the Potomac Mills Loan Combination and the appraisal dated 5/5/2007.

The Och-Ziff Retail Portfolio Loan is part of the Och-Ziff Retail Portfolio Loan Combination that also includes a Pari-Passu Loan in the principal amount of $140,000,000. The Cut-Off Date principal balance in the table above is based on the Och-Ziff Retail Portfolio Mortgage Loan only. As of the Cut-Off Date, the aggregate principal balance of the entire Och-Ziff Retail Portfolio Loan Combination is $284,000,000.

U/W NCF DSCR is calculated based on the aggregate annual interest-only payments of the Och-Ziff Retail Portfolio Loan Combination of $284,000,000, based on an interest rate of 6.312% calculated on an Actual/360 day basis. U/W NCF and U/W NCF DSCR includes rental payments under the Ian Stewart and Ken Gillich Lease, which tenant is currently dark. Such rental payments are guaranteed by Colonial Retail Limited Partnership through 9/30/2011.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.170% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.86x.

The 100 Wall Street Mortgage Loan is rated BBB- by S&P. S&P has confirmed to us that this rating reflects an assessment that, in the context of the inclusion of the 100 Wall Street Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.250% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.57x.

Calculated based on in-place U/W NCF and interest-only payments for the first five years based an interest rate of 6.530% calculated on an Actual/360 day basis. The Cut-Off Date U/W NCF DSCR based on the projected U/W NCF and interest-only payments for the first five years calculated on an Actual/360 day basis is 1.35x.

Calculated based on in-place U/W NCF and actual debt constant of 7.6085% commencing year six. The U/W NCF DSCR based on the projected U/W NCF and actual debt constant of 7.6085% commencing year six is 1.18x.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.300% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.34x.

U/W NCF and U/W NCF DSCR includes base rent for Wal-Mart calculated by averaging actual rental payments over the term of the lease. Calculated based on the U/W NCF and interest-only payments based on an interest rate of 5.679% calculated on a actual/360 day basis.

Top Ten Loans (cont.)

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of some of the reports that are required to be made available to Certificateholders:

Investor Reporting

Timeline

Timeline

Timeline